Exhibit 99.1

Press Release

Investor / Media contact:
Tony Schulte
513.397.9540
tony.schulte@cinbell.com

Cincinnati Bell Inc. Reports Revenue and Earnings Growth in 2006
Increased Wireless profitability and strong performance from data and Technology Solutions drive fourth quarter to cement full year improvement

CINCINNATI - February 20, 2007 - Cincinnati Bell Inc. (NYSE:CBB) today announced fourth quarter and full year 2006 financial results. For the year, revenue of $1.3 billion represented an increase of $61 million or 5 percent from 2005. Operating income was $313 million, up $54 million or 21 percent from a year ago. Net income was $86 million or 30 cents per diluted share. Net income excluding special items1, which is detailed in the attached financial information, was $89 million or 31 cents per diluted share, up $29 million or 11 cents per diluted share from 2005 also excluding special items.

“For Cincinnati Bell, 2006 will be remembered as a year of operational progress and earnings growth,” said Jack Cassidy, president and chief executive officer. “Driven by consistent execution of our strategy, we leveraged our unique strengths to meet the changing needs of customers. We showed progress in re-establishing wireless margin expansion and saw the benefit of prior investments in data centers and managed services. As a result, we are well-positioned with strong cash flow, a solid balance sheet and operations that are primed for growth and success in 2007.”

For the fourth quarter, revenue of $329 million increased $23 million or 8 percent from the prior year quarter. Operating income of $75 million improved $19 million or 34 percent. Net income was $23 million or 8 cents per diluted share. Special items in the quarter included a gain of $2 million related to the sale of the company’s remaining interest in its legacy broadband business. Excluding this special item, net income was $21 million or 7 cents per diluted share, even with a year ago.

Performance Highlights

•
In the fourth quarter, Cincinnati Bell’s core operations, which exclude the Broadband segment, produced adjusted earnings before interest, taxes, depreciation and amortization[2] (EBITDA) of $111 million, an increase of $3 million from the fourth quarter of 2005. Improved wireless profitability was the primary contributor to the increase.

•
Total wireless service revenue in the fourth quarter increased $10 million or 19 percent driving a 12-point improvement to a 22 percent EBITDA margin over the prior year quarter. Growth in subscribers and postpaid average revenue per user (ARPU) were the key factors in the service revenue increase. Quarterly postpaid ARPU was $46.18, up $1.28 from a year ago. Net postpaid activations totaled 16,000 in the fourth quarter, an increase of 6 percent from the prior year, on the strength of higher gross activations and lower churn of 1.5 percent versus 1.8 percent in the prior year quarter.

•
Quarterly net DSL activations were 11,000, up 18 percent from the same time a year ago. Year-end DSL subscribers totaled 198,000, representing a record gain of 36,000 subscribers over the prior year. In 2006, DSL churn was 1.9 percent. Year-end DSL penetration of in-territory primary consumer access lines was 34 percent, up 8 percentage points and representing 172,000 subscribers.

Press Release

•
Growth in Cincinnati Bell’s “Super Bundle” subscriber base drove quarterly revenue per household to an all-time high of $88, up 12 percent from the fourth quarter of 2005. “Super Bundle” penetration in the fourth quarter increased to 32 percent of Cincinnati Bell households in the company’s traditional operating area.

•	Quarterly adjusted EBITDA from the Technology Solutions segment increased 17 percent from the prior year quarter to $6 million on 31 percent revenue growth.
•	Cincinnati Bell met or exceeded its 2006 financial guidance:

Category	2006 Actual Results	2006 Guidance
Revenue	$1.3 billion	Approx. flat at $1.2 billion
Adjusted EBITDA	$458 million	Approx. $460 million
Capital Expenditures	$151 million; 12% of revenue	Approx. 12% of revenue
Free Cash Flow[3]	$148 million*	Approx. $125 million**

*Excludes $81 million for acquisitions, including the purchase of the 20% minority stake of Cincinnati Bell Wireless previously owned by Cingular, offset by proceeds from sale of an investment.
**The company had previously provided an estimate of $152 million, but subsequently decreased this amount in connection with its $37 million purchase of wireless spectrum licenses.

Financial and Operations Overview

“Our fourth quarter results underscore the benefit of continued growth in wireless, DSL, and hardware and managed services products,” said Brian Ross, chief financial officer of Cincinnati Bell. “By profitably expanding our core operations, we are able to grow revenue, offset the impact of access line loss and generate increased EBITDA for our shareholders over the long term.”

Cincinnati Bell recorded quarterly revenue of $329 million, an increase of 8 percent from the fourth quarter of 2005. For the year, revenue totaled $1.3 billion, an increase of 5 percent from 2005.

In the fourth quarter, adjusted EBITDA was $112 million, down 4 percent from a year ago. Adjusted EBITDA for the company’s operations excluding the broadband segment was up $3 million from 2005. Adjusted EBITDA for the full year of $458 million was equal to 2005 when excluding the release of broadband segment operating tax reserves in 2005, as well as 2006 increases in non-recurring operating taxes and investment in new wireless subscriber acquisition.

Quarterly free cash flow was $52 million after a $30 million final payment for wireless spectrum licenses purchased in the Advanced Wireless Services (AWS) auction. For the year, free cash flow was $148 million, which has been reduced by a total of $37 million for the purchase of AWS spectrum. Excluding this purchase, 2006 free cash flow represented a $33 million improvement from 2005 free cash flow of $152 million.

In the quarter, Cincinnati Bell used free cash flow to reduce net debt4, which totaled $2 billion at the end of the year. Capital expenditures, which exclude the AWS spectrum purchase, were $42 million in the quarter and $151 million, or 12 percent of revenue, for the year.

Press Release

Local Segment

Local revenue of $187 million was $2 million less than the fourth quarter of 2005, as a 9 percent increase in data revenue partially offset lower voice revenue. Adjusted EBITDA in the quarter was $90 million, a decrease of $7 million from the prior year quarter primarily due to $4 million in non-recurring operating taxes and a $2 million increase in pension and post-retiree medical benefits. Related to the non-recurring operating tax item, the company also recorded a $9 million charge to opening retained earnings, net of income taxes, for a potential liability from prior years.

For the year, Local segment revenue was $747 million, a decline of 1 percent from 2005. Adjusted EBITDA was $373 million, down 3 percent largely as cost reductions from job eliminations and out-sourcing, data and expansion market revenue only partially offset the profitability impact of lower in-territory consumer access lines, increased pension expense, and non-recurring operating taxes.

Total access line performance for the year included consistent out-of-territory growth. At the end of 2006, out-of-territory access lines had reached 50,000, up 13,000 lines from the end of 2005. This growth helped partially offset the impact of wireless substitution in Cincinnati Bell’s traditional service area. Year-over-year total access line loss in the fourth quarter was 4.7 percent, which included an in-territory decline of 6.3 percent.

Press Release

Wireless Services

The Wireless segment generated quarterly revenue of $69 million compared to $58 million in the fourth quarter of 2005. Service revenue, which was up $10 million or 19 percent from a year ago, contributed almost all of the segment’s $11 million growth. Quarterly adjusted EBITDA of $15 million increased $9 million from a year ago resulting in a 12 point EBITDA margin expansion to 22 percent in the quarter. For the year, revenue totaled $262 million, up $25 million from 2005. Adjusted EBITDA was $53 million compared with $52 million in 2005.

Cincinnati Bell Wireless maintained postpaid subscriber momentum in the fourth quarter with net activations of 16,000, up 1,000 from a year ago. Quarterly postpaid ARPU of $46.18 compared favorably to $44.90 in the fourth quarter of 2005 and contributed to an $8 million increase in postpaid service revenue. For the year, net postpaid activations of 51,000 represented a quantum improvement from 9,000 in 2005.

On a sequential basis, prepaid fundamentals strengthened with quarterly net activations of 6,000 versus a loss of 15,000 in the third quarter of 2006. In addition, recently introduced rate plans helped to produce quarterly prepaid ARPU of $22.71, an increase of $3.20 from the third quarter and an increase of $5.03 from the fourth quarter of 2005. As a result, prepaid subscriber revenue increased $1 million from the third quarter and $2 million from the fourth quarter of 2005.

Technology Solutions

The Technology Solutions segment produced quarterly revenue of $62 million, a 31 percent increase from the fourth quarter of 2005. Adjusted EBITDA was $6 million, up 17 percent from the prior year quarter. In the fourth quarter, Cincinnati Bell has begun to report revenue for this segment, previously known as the Hardware and Managed Services segment, in three separate product lines: Telecom and IT Equipment Distribution; Data Center and Managed Services; and Professional Services. Total segment revenue in 2006 was $217 million, an increase of 25 percent from a year ago driven by increases of 28 percent in the telecom and IT equipment and data center and managed services product lines. Total adjusted EBITDA of $20 million represented a 23 percent increase over last year and reflected higher volumes of hardware and equipment sales and increased data center and managed service gross margins.

Capital expenditures for the segment were $6 million in the fourth quarter and totaled $11 million for the full year and were used to construct new data center space. To meet growing, large enterprise customer demand, Cincinnati Bell anticipates up to $75 million additional investment in 2007 in order to complete space under construction and begin building new space.

Press Release

Other Communications Services

The Other Communications Services segment, which includes long distance, security monitoring and payphone operations, generated quarterly revenue of $20 million, which was a slight increase from the fourth quarter of 2005. Adjusted EBITDA of $7 million in the quarter was down $1 million from a year ago due to fewer consumer long distance subscribers. For the year, adjusted EBITDA was $28 million, approximately equal to the prior year period.

2007 Guidance

Cincinnati Bell is providing the following guidance for 2007:

Category	2007 Guidance	2006 Actual Results
Revenue	$1.3 billion	$1.3 billion
Adjusted EBITDA	Approximately $465 million	$458 million
Total Capital Expenditures Capital Expenditures excluding data center and 3rd generation (3G) wireless network construction Capital Expenditures related to new data center and 3G	Approximately 19% of revenue Approximately 11% of revenue Approximately 8% of revenue	$151 million; 12% of revenue 11% of revenue 1% of revenue
Free Cash Flow
Approximately $50 Million

Included in total Free Cash Flow:
• Approximately $30 million 3G wireless network construction
• Approximately $60 million incremental new data center construction
• Approximately $30 million working capital usage (primarily due to  acceleration and timing of operating tax payments)
$148 Million

Press Release

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year 2006. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (ET) on March 6, 2007. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 201898. An archived version of the webcast will also be available at www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes;  and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of February 20, 2007. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, free cash flow, net debt and adjusted EBITDA to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

Press Release

1Net income excluding special items provides a useful measure of operating performance. The amounts of the special items are detailed and reconciled to GAAP net income in the accompanying financial statements and in the Investor Relations section of the company’s Web site, www.cincinnatibell.com.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with adjusted EBITDA as defined by other companies.

3 Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.

4 Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.

Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.

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Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)

(dollars in millions, except per share amounts)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2006	2005	Change	2006	2005	Change

Revenue	$328.5	$305.3	8%	$1,270.1	$1,209.6	5%

Costs and expenses
Cost of services and products	151.8	138.8	9%	568.3	512.3	11%
Selling, general and administrative	64.7	49.7	30%	244.2	221.0	10%
Depreciation and amortization	37.4	41.5	(10%)	143.0	174.7	(18%)
Shareholder claim settlement	-	-	n/m	6.3	-	n/m
Gain on sale of broadband assets	-	-	n/m	(7.6)	-	n/m
Restructuring charges	(0.1)	1.1	n/m	3.4	1.1	n/m
Asset impairments and other charges	-	18.6	n/m	-	41.7	n/m

Operating income	74.7	55.6	34%	312.5	258.8	21%

Minority interest income	(0.7)	(5.2)	(87%)	(0.5)	(11.0)	(95%)
Interest expense	40.8	37.3	9%	162.1	184.4	(12%)
Loss on extinguishment of debt	-	-	n/m	0.1	99.8	(100%)
Other income, net	(3.3)	(2.7)	22%	(3.8)	(4.2)	(10%)

Income (loss) before income taxes	37.9	26.2	45%	154.6	(10.2)	n/m
Income tax expense	15.1	13.6	11%	68.3	54.3	26%

Net income (loss)	22.8	12.6	81%	86.3	(64.5)	n/m

Preferred stock dividends	2.6	2.6	0%	10.4	10.4	0%

Net income (loss) applicable to common shareowners	$20.2	$10.0	n/m	$75.9	$(74.9)	n/m

Basic earnings (loss) per common share	$0.08	$0.04		$0.31	$(0.30)

Diluted earnings (loss) per common share	$0.08	$0.04		$0.30	$(0.30)

Weighted average common shares outstanding (millions)
- Basic	246.8	246.2		246.8	245.9
- Diluted	254.9	250.8		253.3	245.9

Cincinnati Bell Inc.
Segment Information
(Unaudited)

(dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2006	2005	Change	2006	2005	Change
Local
Revenue
Voice	$115.7	$122.5	(6%)	$473.0	$500.4	(5%)
Data	62.0	56.9	9%	238.2	219.2	9%
Other	9.2	9.1	1%	36.1	36.0	0%

Total revenue	186.9	188.5	(1%)	747.3	755.6	(1%)

Operating costs and expenses
Cost of services and products	62.2	61.1	2%	237.9	236.1	1%
Selling, general and administrative	34.9	30.7	14%	136.8	133.7	2%
Depreciation	26.2	27.1	(3%)	103.8	108.2	(4%)
Restructuring charges	(0.2)	1.5	n/m	2.8	1.5	87%

Total operating costs and expenses	123.1	120.4	2%	481.3	479.5	0%

Operating income	$63.8	$68.1	(6%)	$266.0	$276.1	(4%)

Wireless
Revenue
Service	$61.3	$51.5	19%	$235.7	$214.8	10%
Equipment	7.5	6.3	19%	26.3	22.7	16%

Total revenue	68.8	57.8	19%	262.0	237.5	10%

Operating costs and expenses
Cost of services and products	36.3	37.1	(2%)	146.1	129.3	13%
Selling, general and administrative	17.4	14.9	17%	62.6	56.1	12%
Depreciation and amortization	9.4	13.1	(28%)	33.1	61.5	(46%)
Asset impairments and other charges	-	18.6	n/m	-	42.3	n/m

Total operating costs and expenses	63.1	83.7	(25%)	241.8	289.2	(16%)

Operating income (loss)	$5.7	$(25.9)	n/m	$20.2	$(51.7)	n/m

Technology Solutions
Revenue
Telecom and IT equipment distribution	$47.8	$35.1	36%	$162.2	$126.7	28%
Data center and managed services	12.7	10.6	20%	47.4	37.1	28%
Professional services	1.8	1.8	0%	7.0	8.9	(21%)

Total revenue	62.3	47.5	31%	216.6	172.7	25%

Operating costs and expenses
Cost of services and products	50.9	38.4	33%	175.2	139.5	26%
Selling, general and administrative	5.9	4.4	34%	21.9	17.4	26%
Depreciation and amortization	1.0	0.6	67%	3.7	2.3	61%
Restructuring	-	0.1	n/m	-	0.1	n/m
Asset impairments and other charges	-	0.1	n/m	-	-	n/m

Total operating costs and expenses	57.8	43.6	33%	200.8	159.3	26%

Operating income	$4.5	$3.9	15%	$15.8	$13.4	18%

Other
Revenue	$19.6	$19.4	1%	$79.0	$77.7	2%

Operating costs and expenses
Cost of services and products	9.5	8.2	16%	36.2	33.4	8%
Selling, general and administrative	3.6	4.1	(12%)	14.6	15.8	(8%)
Depreciation	0.7	0.5	40%	2.4	1.9	26%

Total operating costs and expenses	13.8	12.8	8%	53.2	51.1	4%

Operating income	$5.8	$6.6	(12%)	$25.8	$26.6	(3%)

Broadband
Revenue	$-	$-	n/m	$-	$-	n/m

Costs, expenses, gains and losses
Selling, general and administrative	(0.8)	(8.4)	(90%)	(3.4)	(11.4)	(70%)
Depreciation	-	0.1	n/m	-	0.1	n/m
Restructuring charges	0.1	(0.5)	n/m	0.6	(0.5)	n/m
Gain on sale of assets	-	-	n/m	(7.6)	-	n/m
Asset impairments and other charges	-	-	n/m	-	(0.5)	n/m

Total costs, expenses, gains and losses	(0.7)	(8.8)	(92%)	(10.4)	(12.3)	(15%)

Operating income	$0.7	$8.8	(92%)	$10.4	$12.3	(15%)

Cincinnati Bell Inc.
Segment Information
(Unaudited)

(dollars in millions)

	Three Months			Twelve Months
	Ended December 31,		%	Ended December 31,		%
	2006	2005	Change	2006	2005	Change
Revenue
Local	$186.9	$188.5	(1%)	$747.3	$755.6	(1%)
Wireless	68.8	57.8	19%	262.0	237.5	10%
Technology Solutions	62.3	47.5	31%	216.6	172.7	25%
Other	19.6	19.4	1%	79.0	77.7	2%
Broadband	-	-	n/m	-	-	n/m
Corporate and eliminations	(9.1)	(7.9)	15%	(34.8)	(33.9)	3%

Total revenue	$328.5	$305.3	8%	$1,270.1	$1,209.6	5%

Cost of Services and Products
Local	$62.2	$61.1	2%	$237.9	$236.1	1%
Wireless	36.3	37.1	(2%)	146.1	129.3	13%
Technology Solutions	50.9	38.4	33%	175.2	139.5	26%
Other	9.5	8.2	16%	36.2	33.4	8%
Broadband	-	-	n/m	-	-	n/m
Corporate and eliminations	(7.1)	(6.0)	18%	(27.1)	(26.0)	4%

Total cost of services and products	$151.8	$138.8	9%	$568.3	$512.3	11%

Selling, General & Administrative
Local	$34.9	$30.7	14%	$136.8	$133.7	2%
Wireless	17.4	14.9	17%	62.6	56.1	12%
Technology Solutions	5.9	4.4	34%	21.9	17.4	26%
Other	3.6	4.1	(12%)	14.6	15.8	(8%)
Broadband	(0.8)	(8.4)	(90%)	(3.4)	(11.4)	(70%)
Corporate and eliminations	3.7	4.0	(8%)	11.7	9.4	24%

Total selling, general & administrative	$64.7	$49.7	30%	$244.2	$221.0	10%

Depreciation and Amortization
Local	$26.2	$27.1	(3%)	$103.8	$108.2	(4%)
Wireless	9.4	13.1	(28%)	33.1	61.5	(46%)
Technology Solutions	1.0	0.6	67%	3.7	2.3	61%
Other	0.7	0.5	40%	2.4	1.9	26%
Broadband	-	0.1	n/m	-	0.1	n/m
Corporate and eliminations	0.1	0.1	0%	-	0.7	n/m

Total depreciation and amortization	$37.4	$41.5	(10%)	$143.0	$174.7	(18%)

Shareholder Claim Settlement, Gain on Sale of Broadband Assets,
Restructuring Charges and Asset Impairments
Local	$(0.2)	$1.5	n/m	$2.8	$1.5	87%
Wireless	-	18.6	n/m	-	42.3	n/m
Technology Solutions	-	0.2	n/m	-	0.1	n/m
Other	-	-	n/m	-	-	n/m
Broadband	0.1	(0.5)	n/m	(7.0)	(1.0)	n/m
Corporate and eliminations	-	(0.1)	n/m	6.3	(0.1)	n/m

Total shareholder claim settlement, gain on sale of broadband assets,
restructuring charges and asset impairments	$(0.1)	$19.7	n/m	$2.1	$42.8	n/m

Operating Income
Local	$63.8	$68.1	(6%)	$266.0	$276.1	(4%)
Wireless	5.7	(25.9)	n/m	20.2	(51.7)	n/m
Technology Solutions	4.5	3.9	15%	15.8	13.4	18%
Other	5.8	6.6	(12%)	25.8	26.6	(3%)
Broadband	0.7	8.8	(92%)	10.4	12.3	(15%)
Corporate and eliminations	(5.8)	(5.9)	(2%)	(25.7)	(17.9)	44%

Total operating income	$74.7	$55.6	34%	$312.5	$258.8	21%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	December 31,	December 31,
	2006	2005
(in thousands)

Local access lines	887.1	930.6
DSL subscribers	198.3	162.5
Custom Connections (Super Bundle) subscribers	173.2	150.3

Postpaid wireless subscribers	365.8	315.1
Prepaid wireless subscribers	162.3	180.5

Total wireless subscribers	528.1	495.6

Consumer long distance lines	394.8	412.6
Business long distance lines	157.5	151.1

Total long distance lines	552.3	563.7

Data Center and Managed Services
Raised Floor (in thousands, of square feet)	91	71
Utilization rate	91%	99%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)

	2004				2005				2006
(in thousands)	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Local Access Lines

In-Territory:
Primary Residential	611.8	606.3	601.5	592.7	584.2	573.0	563.9	555.7	547.4	536.7	522.5	510.5
Secondary Residential	56.0	54.0	52.2	50.5	48.9	47.1	45.4	43.9	42.4	40.9	39.2	37.6
Business/Other	301.5	299.6	298.4	296.6	296.1	294.3	292.9	293.3	290.9	291.3	291.4	288.6
Total In-Territory	969.3	959.9	952.1	939.8	929.2	914.4	902.2	892.9	880.7	868.9	853.1	836.7

Out-of-Territory:
Primary Residential	4.6	10.9	15.8	18.4	17.7	18.4	20.5	21.5	22.8	24.8	26.8	28.1
Secondary Residential	0.2	0.6	0.7	0.8	0.8	0.9	1.0	1.0	1.1	1.1	1.2	1.2
Business/Other	6.8	8.0	9.9	11.1	12.2	12.8	13.9	15.2	16.3	17.7	19.4	21.0
Total Out-of-Territory	11.6	19.5	26.4	30.3	30.7	32.1	35.4	37.7	40.2	43.6	47.4	50.3

Total Access Lines	980.9	979.4	978.5	970.1	959.9	946.5	937.6	930.6	920.9	912.5	900.5	887.0

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)

	December 31,	December 31,	Change
	2006	2005	$	%
(dollars in millions)
Credit facility, revolver	$-	$-	$-	n/m
Credit facility, tranche B term loan	395.0	399.0	(4.0)	(1%)
Cincinnati Bell Telephone notes	230.0	230.0	-	0%
7 1/4% Senior Notes due 2013	496.9	500.0	(3.1)	(1%)
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
8 3/8% Senior Subordinated Notes due 2014	631.5	633.4	(1.9)	(0%)
7% Senior Notes due 2015	245.0	246.4	(1.4)	(1%)
Capital leases and other debt	24.0	24.9	(0.9)	(4%)
Net unamortized premium	0.8	1.0	(0.2)	(20%)

Total debt	2,073.2	2,084.7	(11.5)	(1%)

Add: Interest rate swap liability	13.5	10.2	3.3	32%
Less: Cash and cash equivalents	(79.4)	(25.7)	(53.7)	n/m

Net debt (as defined by the company)	$2,007.3	$2,069.2	$(61.9)	(3%)

Credit facility availability	$245.2	$243.6	$1.6	1%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)

(dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2006	2005	2006	2005

Cash provided by operating activities	$124.5	$96.9	$334.7	$322.3

Capital expenditures	(41.5)	(34.3)	(151.3)	(143.0)
Acquisition of business and remaining minority interest in CBW	-	-	(86.7)	-
Purchase of wireless licenses	(30.1)	-	(37.1)	-
Proceeds from sale of broadband assets	-	-	4.7	-
Proceeds from sale of investment	5.7	-	5.7	-
Other	2.5	(0.9)	4.7	0.3

Cash used in investing activities	(63.4)	(35.2)	(260.0)	(142.7)

Issuance of long-term debt	-	-	-	752.1
Decrease in corporate credit facility, net	(4.0)	(38.0)	-	-
Repayment of debt	(1.9)	(20.8)	(13.3)	(903.3)
Debt issuance costs and consent fees	-	-	-	(21.9)
Issuance of common shares - exercise of stock options	0.2	0.1	1.9	2.5
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Other	(0.9)	1.6	0.8	2.2

Cash used in financing activities	(9.2)	(59.7)	(21.0)	(178.8)

Net increase in cash and cash equivalents	51.9	2.0	53.7	0.8
Cash and cash equivalents at beginning of period	27.5	23.7	25.7	24.9

Cash and cash equivalents at end of period	$79.4	$25.7	$79.4	$25.7

Reconciliation of GAAP Cash Flow to Free Cash Flow as defined by the company
Net increase (decrease) in cash and cash equivalents	$51.9	$2.0	$53.7	$0.8
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	4.0	38.0	-	(752.1)
Repayment of debt	1.9	20.8	13.3	903.3
Proceeds from sale of investment	(5.7)	-	(5.7)	-
Acquisition of business and remaining minority interest in CBW	-	-	86.7	-

Free cash flow (as defined by the company)	$52.1	$60.8	$148.0	$152.0

Income tax payments	$(1.4)	$(1.0)	$(6.6)	$(2.1)

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)

(dollars in millions)

	Three Months Ended December 31, 2006
	Local	Wireless	CBTS	Other	Broadband	Corporate	Total Company

Operating Income (GAAP)	$63.8	$5.7	$4.5	$5.8	$0.7	$(5.8)	$74.7

Add:
Depreciation and amortization	26.2	9.4	1.0	0.7	-	0.1	37.4
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	(0.2)	-	-	-	0.1	-	(0.1)

EBITDA (Non-GAAP)	$89.8	$15.1	$5.5	$6.5	$0.8	$(5.7)	$112.0

	Three Months Ended December 31, 2005
	Local	Wireless	CBTS	Other	Broadband	Corporate	Total Company

Operating Income (GAAP)	$68.1	$(25.9)	$3.9	$6.6	$8.8	$(5.9)	$55.6

Add:
Depreciation and amortization	27.1	13.1	0.6	0.5	0.1	0.1	41.5
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	1.5	18.6	0.2	-	(0.5)	(0.1)	19.7

EBITDA (Non-GAAP)	$96.7	$5.8	$4.7	$7.1	$8.4	$(5.9)	$116.8

	Twelve Months Ended December 31, 2006
	Local	Wireless	CBTS	Other	Broadband	Corporate	Total Company

Operating Income (GAAP)	$266.0	$20.2	$15.8	$25.8	$10.4	$(25.7)	$312.5

Add:
Depreciation and amortization	103.8	33.1	3.7	2.4	-	-	143.0
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	2.8	-	-	-	(7.0)	6.3	2.1

EBITDA (Non-GAAP)	$372.6	$53.3	$19.5	$28.2	$3.4	$(19.4)	$457.6

	Twelve Months Ended December 31, 2005
	Local	Wireless	CBTS	Other	Broadband	Corporate	Total Company

Operating Income (GAAP)	$276.1	$(51.7)	$13.4	$26.6	$12.3	$(17.9)	$258.8

Add:
Depreciation and amortization	108.2	61.5	2.3	1.9	0.1	0.7	174.7
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	1.5	42.3	0.1	-	(1.0)	(0.1)	42.8

EBITDA (Non-GAAP)	$385.8	$52.1	$15.8	$28.5	$11.4	$(17.3)	$476.3

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)		Special Items
			Three
	Three		Months Ended
	Months Ended	Gain on	December 31, 2006
	December 31,	Sale of	Before Special Items
	2006 (GAAP)	Investment	(Non-GAAP)
		A
Revenue	$328.5	$-	$328.5

Costs and expenses
Cost of services and products	151.8	-	151.8
Selling, general and administrative	64.7	-	64.7
Depreciation and amortization	37.4	-	37.4
Restructuring charges	(0.1)	-	(0.1)
Operating income	74.7	-	74.7

Minority interest income	(0.7)	-	(0.7)
Interest expense	40.8	-	40.8
Other income, net	(3.3)	3.2	(0.1)

Income before income taxes	37.9	(3.2)	34.7
Income tax expense	15.1	(1.3)	13.8

Net income	22.8	(1.9)	20.9

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$20.2	$(1.9)	$18.3

Weighted average diluted common shares	254.9	254.9	254.9

Diluted earnings per common share	$0.08	$(0.01)	$0.07

Normalized results have been adjusted for the following (pretax adjustments are effected at 40%):

A	Gain on sale of investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)		Special Items
							Twelve
	Twelve	Gain on					Months Ended
	Months Ended	Sale of	Shareholder	Income		Gain on	December 31, 2006
	December 31,	Broadband	Claim	Tax	Restructuring	Sale of	Before Special Items
	2006 (GAAP)	Assets	Settlement	Expense	Charge	Investment	(Non-GAAP)
		A	B	C	D	E
Revenue	$1,270.1	$-	$-	$-	$-	$-	$1,270.1

Costs and expenses
Cost of services and products	568.3	-	-	-	-	-	568.3
Selling, general and administrative	244.2	-	-	-	-	-	244.2
Depreciation and amortization	143.0	-	-	-	-	-	143.0
Shareholder claim settlement	6.3	-	(6.3)	-	-	-	-
Gain on sale of broadband assets	(7.6)	7.6	-	-	-	-	-
Restructuring charges	3.4	-	-	-	(3.4)	-	-
Operating income	312.5	(7.6)	6.3	-	3.4	-	314.6

Minority interest income	(0.5)	-	-	-	-	-	(0.5)
Interest expense	162.1	-	-	-	-	-	162.1
Loss on extinguishment of debt	0.1	-	-	-	-	-	0.1
Other income, net	(3.8)	-	-	-	-	3.2	(0.6)

Income before income taxes	154.6	(7.6)	6.3	-	3.4	(3.2)	153.5
Income tax expense	68.3	(3.0)	2.5	(3.6)	1.4	(1.3)	64.3

Net income	86.3	(4.6)	3.8	3.6	2.0	(1.9)	89.2

Preferred stock dividends	10.4	-	-	-	-	-	10.4

Net income applicable to common shareowners	$75.9	$(4.6)	$3.8	$3.6	$2.0	$(1.9)	$78.8

Weighted average diluted common shares	253.3	253.3	253.3	253.3	253.3	253.3	253.3

Diluted earnings per common share	$0.30	$(0.02)	$0.02	$0.01	$0.01	$(0.01)	$0.31

Normalized results have been adjusted for the following (pretax adjustments are effected at 40%):

A	Gain on sale of Broadband assets includes sale of certain broadband fiber assets and expiration of certain indemnifications that were previously reserved.

B	Reserve of $6.3 million recorded to settle the Company's shareholder claim.

C	Kentucky net operating loss carry-forward write-off due to regulations issued in first quarter 2006.

D	In September 2006, the Company incurred employee separation expense related to the outsourcing of certain supply chain functions.

E	Gain on sale of investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)		Special Items
					Three
	Three				Months Ended
	Months Ended			Asset	December 31, 2005
	December 31,	Income	Restructuring	Impairments	Before Special Items
	2005 (GAAP)	Tax Expense	Charge	& Other Charges	(Non-GAAP)
		A	B	C
Revenue	$305.3	$-	$-	$-	$305.3

Costs and expenses
Cost of services and products	138.8	-	-	-	138.8
Selling, general and administrative	49.7	-	-	-	49.7
Depreciation and amortization	41.5	-	-	-	41.5
Restructuring charges	1.1	-	(1.1)	-	-
Asset impairments and other charges	18.6	-	-	(18.6)	-
Operating income	55.6	-	1.1	18.6	75.3

Minority interest income	(5.2)	-	-	3.7	(1.5)
Interest expense	37.3	-	-	-	37.3
Other income, net	(2.7)	-	-	-	(2.7)

Income before income taxes	26.2	-	1.1	14.9	42.2
Income tax expense	13.6	2.5	0.4	6.0	22.5

Net income	12.6	(2.5)	0.7	8.9	19.7

Preferred stock dividends	2.6	-	-	-	2.6

Net income applicable to common shareowners	$10.0	$(2.5)	$0.7	$8.9	$17.1

Weighted average diluted common shares	250.8	250.8	250.8	250.8	250.8

Diluted earnings per common share	$0.04	$(0.01)	$0.00	$0.04	$0.07

Normalized results have been adjusted for the following (pretax adjustments are effected at 40%):

A	Benefit associated with adjustment to state deferred tax assets based on interpretive guidance issued by state tax authorities clarifying tax law changes enacted in 1Q 2005;

B	Restructuring associated with directory assistance outsourcing; and

C	Asset impairments and other charges, substantially all of which related to a write-down of the company's TDMA network assets.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)
		Special Items
						Twelve
	Twelve					Months Ended
	Months Ended				Asset	December 31, 2005
	December 31,	Income Tax	Debt	Restructuring	Impairments	Before Special Items
	2005 (GAAP)	Expense	Extinguishment	Charge	& Other Charges	(Non-GAAP)
		B	C	D	E
Revenue	$1,209.6	$-	$-	$-	$-	$1,209.6

Costs and expenses
Cost of services and products	512.3	-	-	-	-	512.3
Selling, general and administrative	221.0	-	-	-	-	221.0
Depreciation and amortization	174.7	-	-	-	-	174.7
Restructuring	1.1	-	-	(1.1)	-	-
Asset impairments and other charges	41.7	-	-	-	(41.7)	-
Operating income	258.8	-	-	1.1	41.7	301.6

Minority interest income	(11.0)	-	-	-	8.3	(2.7)
Interest expense	184.4	-	-	-	-	184.4
Loss on extinguishment of debt	99.8	-	(99.8)	-	-	-
Other income, net	(4.2)	-	-	-	-	(4.2)

Income (loss) before income taxes	(10.2)	-	99.8	1.1	33.4	124.1
Income tax expense	54.3	(44.5)	39.9	0.4	13.4	63.5

Net income (loss)	(64.5)	44.5	59.9	0.7	20.0	60.6

Preferred stock dividends	10.4	-	-	-	-	10.4

Net income (loss) applicable to common shareowners	$(74.9)	$44.5	$59.9	$0.7	$20.0	$50.2

Weighted average diluted common shares	245.9	251.1	251.1	251.1	251.1	251.1	A

Diluted earnings (loss) per common share	$(0.30)	$0.18	$0.24	$0.00	$0.08	$0.20

Normalized results have been adjusted for the following (pretax adjustments are effected at 40%):

A	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

B	Write-down of certain state deferred tax assets due to change in state tax rates and state tax laws;

C	Loss on extinguishment of the company's prior credit facility and 16% Notes;

D	Restructuring associated with directory assistance outsourcing; and

E	Asset impairments and other charges, substantially all of which related to the write-down of the company's TDMA network assets.